Exhibit 99.1

MEDIA CONTACTS AMC Entertainment Inc. (816) 480-2548 Justin Scott, juscott@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT INC. AND MARQUEE HOLDINGS INC.
ANNOUNCE PRELIMINARY RESULTS OF
TENDER OFFERS AND CONSENT SOLICITATIONS

MARQUEE HOLDINGS INC. RECEIVES REQUIRED
CONSENTS IN CONNECTION WITH CONSENT SOLICITATION AND

CASH TENDER OFFER FOR ITS 12% SENIOR DISCOUNT NOTES

Kansas City, Missouri (December 15, 2010) — Pursuant to its previously announced tender offer and consent solicitation (“the AMC Tender Offer”), AMC Entertainment Inc. (“AMC” or the “Company”) received tenders and consents from the holders of $95,098,000, or approximately 29%, of its outstanding 11% Senior Subordinated Notes due 2016 (the “2016 Senior Subordinated Notes”) by the expiration of the consent payment deadline, December 14, at 5:00 p.m. New York City time (the “Consent Date”). The consents received have not yet exceeded the number needed to approve the proposed amendments to the indenture under which the 2016 Senior Subordinated Notes were issued (the “AMC Indenture”); however, the Company has now waived the condition to the AMC Tender Offer that the required consents to approve such amendment be received. In addition, pursuant to its previously announced tender offer and consent solicitation (the “Marquee Tender Offer” and, together with the AMC Tender Offer, the “Tender Offers”), the Company’s parent, Marquee Holdings Inc. (“Marquee”) received tenders and consents from the holders of $215,486,000 face amount (or $170,684,306 accreted value), or approximately 71%, of its outstanding 12% Senior Discount Notes due 2014 (the “2014 Marquee Notes” and, together with the 2016 Senior Subordinated Notes, the “Notes”) by the expiration of the consent payment deadline on the Consent Date.  The consents received exceeded the number needed to approve the proposed amendments to the indenture under which the 2014 Marquee Notes were issued (the “Marquee Indenture” and, together with the AMC Indenture, the “Indentures”). The terms of the Tender Offers are detailed in AMC’s and Marquee’s Offer to Purchase and Consent Solicitation Statement dated December 1, 2010 (the “Offer to Purchase”).

Under the terms of the AMC Tender Offer, holders of the 2016 Senior Subordinated Notes who tendered on or prior to the Consent Date will receive $1,031.00 per $1,000.00 in principal amount of the 2016 Senior Subordinated Notes validly tendered plus a consent payment of $30.00 per $1,000.00 in principal amount of the 2016 Senior Subordinated Notes validly tendered. Holders who tender after the Consent Date will receive $1,031.00 per $1,000 in principal amount of the 2016 Senior Subordinated Notes validly tendered. Under the terms of the Marquee Tender Offer, holders of the 2014 Marquee Notes who tendered on or prior to the Consent Date will receive $797.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered plus a consent payment of $30.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered. Holders who tender after the Consent Date will receive $797.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered. The Tender Offers will expire at midnight, New York City time, on December 29, 2010, unless either Tender Offer is extended or earlier terminated. The Company intends to redeem any 2016 Senior Subordinated Notes that remain outstanding after the consummation of the AMC Tender Offer at a price of $1,055.00 per $1,000.00 principal amount of 2016 Senior Subordinated Notes as promptly as practicable after February 1, 2011 in accordance with the terms of the AMC Indenture.  Marquee intends to redeem any 2014 Marquee Notes that remain outstanding after the consummation of the Marquee Tender Offer at a price of $823.77 per $1,000.00 face amount (or $792.09 accreted value) of 2014 Marquee Notes in accordance with the terms of the Marquee Indenture, as amended pursuant to the applicable proposed amendments.

Based on the consents received, Marquee and the trustee under the Marquee Indenture are expected to enter into a supplemental indenture that will, once operative, eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provisions of the Marquee Indenture. The supplemental indenture is expected to become operative following the expiration date of the Marquee Tender Offer upon payment for 2014 Marquee Notes tendered on or prior to the expiration date and accepted for purchase by Marquee pursuant to the Marquee Tender Offer.

Requests for documents relating to the Tender Offers and Consent Solicitations may be directed to Global Bondholder Services Corp., the Information Agent, at (866) 470-4500 or (212) 430-3774. Goldman, Sachs & Co. will act as Dealer Manager and Solicitation Agent for the Tender Offers and the Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations may be directed to Goldman, Sachs & Co. at (800) 828-3182 and (212) 855-9063.

This press release is not an offer to purchase or the solicitation of consents with respect to the Notes. The Tender Offers and the related Consent Solicitations are only being made pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information that AMC files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words ‘‘may’’, ‘‘expect’’, ‘‘intend’’, ‘‘estimate’’, ‘‘anticipate’’, ‘‘plan’’, ‘‘foresee’’, ‘‘believe’’ or ‘‘continue’’ and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; AMC’s ability to integrate the Kerasotes theatres and achieve anticipated synergies with minimal disruption to its business; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 378 theatres with 5,304 screens in five countries.

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